UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
LANVISION SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LANVISION SYSTEMS, INC.
10200 Alliance Road, Suite 200
Cincinnati, Ohio 45242-4716
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2005
To the Stockholders of LanVision Systems, Inc.:
      You are cordially invited to attend the Annual Meeting of the Stockholders of LanVision Systems, Inc. to be held on May 25, 2005, at 9:30 a.m., Eastern Time, at the offices of LanVision Systems, Inc., 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242-4716, for the following purposes:

1.	Election of four directors each to hold office until a successor is duly elected and qualified at the 2006 Annual Meeting of Stockholders or otherwise or until any earlier removal or resignation;

2.	To approve the 2005 Incentive Compensation Plan; and

3.	To transact any and all other business that may properly come before the meeting or any adjournment thereof.
      Only stockholders of record at the close of business on April 1, 2005 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors

Paul W. Bridge, Jr.
Chief Financial Officer & Secretary
Cincinnati, Ohio
April 7, 2005
IMPORTANT
A proxy statement and proxy are submitted herewith. As a stockholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend the Annual Meeting in person. The enclosed envelope for the return of the proxy requires no postage if mailed in the USA. Stockholders of record attending the meeting may personally vote on all matters that are considered in which event the signed proxies are revoked. It is important that your shares be voted. In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in mailing your proxy promptly.

LANVISION SYSTEMS, INC.
10200 Alliance Road, Suite 200
Cincinnati, Ohio 45242-4716
PROXY STATEMENT
        The accompanying proxy is solicited on behalf of the Board of Directors (“Board”) of LanVision Systems, Inc., a Delaware corporation (“Company” or “LanVision”), for use at the 2005 annual meeting of stockholders of the Company (“Annual Meeting”). The Annual Meeting will be held on May 25, 2005 at 9:30 a.m., Eastern Time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of LanVision Systems, Inc., 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242-4716. All holders of record of the Company’s common stock, par value $.01 per share (“Common Stock”), on April 1, 2005, the record date, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, the Company had 9,084,535 shares of Common Stock outstanding and entitled to vote. A majority, or 4,542,268, of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.
      The proxy card, this Proxy Statement, and the Company’s fiscal year 2004 Annual Report on Form 10-K will be mailed to stockholders on or about April 15, 2005.
Voting Rights and Solicitation of Proxies
      Stockholders are entitled to one vote for each share of Common Stock held. Shares of Common Stock may not be voted cumulatively.
      The shares represented by all properly executed proxies which are timely sent to the Company will be voted as designated and each proxy not designated will be voted affirmatively. Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before the shares subject to the proxy are voted by notifying the Corporate Secretary of the Company in writing or by attendance at the meeting and voting in person.
      The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers, and other employees of the Company by personal interview, telephone, or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of the shares and will reimburse such brokers and nominees for the reasonable expenses incurred in forwarding the materials to such beneficial owners.
      The Company’s bylaws provide that the holders of a majority of all of the shares of Common Stock issued, outstanding, and entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Shares that are voted “FOR”, “AGAINST” or “WITHHELD”, as applicable, with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter. If a broker, bank, custodian, nominee, or other record holder of shares indicates on a proxy that it does not have the discretionary authority to vote certain shares on a particular matter (“broker non-vote”), then those shares will not be considered entitled to vote with respect to that matter, but will be counted in determining the presence of a quorum.
      All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy how the shares are to be voted with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If the stockholder fails to so specify, except for broker non-votes, the shares will be voted “FOR” the election of the Board’s nominees as directors and “FOR” the adoption of the 2005 Incentive Compensation Plan.
      J. Brian Patsy a director and the co-founder of LanVision and the three other directors of the Company, including the Blue Chip Capital Fund Limited Partnership and the named executive officers, together beneficially own 3,148,474 shares of Common Stock. Blue Chip Capital Fund Limited Partnership (“Blue Chip”) beneficially owns 746,000 shares of Common Stock. Z. David Patterson, one of the current directors of the Company, is Executive Vice President of Blue Chip Venture Company, the General Partner of Blue Chip. Messrs. Patsy, Castrucci, Levy and Blue Chip, have each indicated that they intend to vote for the election of all those nominated by the Board for election as directors and for the 2005 Incentive Compensation Plan. For information regarding the ownership of Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see “Stock Ownership by Certain Beneficial Owners and Management.”
      In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting at the offices of LanVision Systems, Inc., 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242-4716, on May 25, 2005, and for ten days prior to the Annual Meeting, between the hours of 9:00 a.m. and 4:00 p.m. Eastern Time, at the office of the Company.
PROPOSAL 1 — ELECTION OF DIRECTORS
      At the Annual Meeting, the stockholders will elect four directors, comprising the entire membership of the Board, each to hold office until a successor is duly elected and qualified at the 2006 annual meeting of stockholders of the Company or otherwise or until any earlier resignation or removal. Shares represented by the accompanying proxy will be voted for the election of the four nominees recommended by the Board, unless the proxy is marked in such a manner as to withhold authority to vote. All nominees standing for reelection are currently serving as members of the Board and have consented to continue to serve. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxyholder may determine. The Company is not aware of any nominee who will be unable or unwilling to serve as a director. LanVision has not implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. All four current directors attended the 2004 Annual Meeting and it is the current expectation that the two incumbent Directors standing for reelection and the two new nominees for Director will attend the 2005 Annual Meeting.
      Provided a quorum is duly constituted at the Annual Meeting, the affirmative vote by the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to approve the election of directors. A broker non-vote and a withheld vote are not counted for purposes of electing the directors and will have no effect on the election. The Company’s Chief Financial Officer, will serve as the inspector of election for the election of the directors and the vote on the 2005 Incentive Compensation Plan.
Nominees For Election As Directors
      The Board of Directors currently consists of four members: George E. Castrucci, Z. David Patterson, Richard C. Levy, M.D., and J. Brian Patsy. Each of Messrs. Castrucci and Patterson have informed the Company that they will retire as Directors effective as of the 2005 Annual Meeting. Accordingly, the following incumbent directors are being nominated by the Board for reelection to the Board for a one year term ending at the 2006 annual meeting: Richard C. Levy, M.D. and J. Brian Patsy.
      Richard C. Levy, age 58, was appointed to the Board in January 2001. He currently serves as a Professor at the University of Cincinnati, a position that he has held since 1984, and where he was the founding Chairman of the Department of Emergency Medicine. Dr. Levy is President of Medical Reimbursement, Inc., a privately held physician reimbursement company that he founded in 1984. He also serves as Chief Financial Officer of Vanguard Medical, Inc., a specialty practice group.
      J. Brian Patsy, age 53, is a co-founder of the Company and has served as President and Director of the Company or its predecessor since the Company’s or its predecessor’s inception in October, 1989. Mr. Patsy was appointed Chairman of the Board and Chief Executive Officer in March 1996. Mr. Patsy has over 30 years of experience in the information technology industry.

      To fill the seats on the Board being vacated by Messrs. Castrucci and Patterson, the following are being nominated by the Board for election to the Board for a one year term ending at the 2006 annual meeting:
      Jonathan R. Phillips, age 32, is the founder of Healthcare Growth Partners, Inc., a provider of strategic and financial advisory services to healthcare technology companies. He has served as the President and Chief Executive officer since its founding in 2005. Prior to founding Healthcare Growth Partners, Mr. Phillips was a member of the Healthcare Investment Banking Group at William Blair and Company, LLC, where he provided financial advisory services to healthcare growth companies in the areas of mergers and acquisitions and equity offerings, including initial public offerings, secondary offerings and private placements. At William Blair, Mr. Phillips was a Vice President from 2002 to 2005 and an Associate from 2000 to 2001. Prior to William Blair, he served in various roles in the healthcare practice of Deloitte Consulting for more than four years where he provided strategic consulting to healthcare providers and other organizations.
      Edward J. VonderBrink, age 60, is the retired Southeast Area Managing Partner of Grant Thornton LLP, Certified Public Accountants. Mr. VonderBrink began his carrier with Grant Thornton in 1967, became a partner in 1977, and served is such capacity until his retirement in 1999. He than became Director of the Entrepreneurial Center of Xavier University, in Cincinnati, OH from 2000 to 2004. He is currently an independent consultant to closely held businesses with emphasis on strategic planning. Mr. VonderBrink is also a director of Games, Inc.
      The Board recommends a vote “FOR” the election of each of the nominees.
      There are no family relationships among any of the above named nominees for director or among any of the nominees and any executive officers of the Company.
      The Board of Directors has determined that, except for Mr. Patsy, the other three current directors of the Company, Dr. Richard C. Levy, M.D., Mr. George E. Castrucci and Mr. Z. David Patterson, are independent as that term is currently defined in The Nasdaq Stock Market, Inc. Marketplace Rules. If Messrs. Phillips and VonderBrink are elected in place of the retiring directors, Messrs. Castrucci and Patterson, each of them will also be independent as that term is currently defined in The Nasdaq Stock Market, Inc. Marketplace Rules.
Director Compensation
      The Company currently pays the independent Directors fees of (i) $1,000 for each regularly scheduled Board meeting attended, and (ii) $1,000 per day for each special meeting or committee meeting attended on days when there are no Board meetings. Mr. Patsy is an officer of the Company and is not separately compensated as a director of the Company.
      Non-employee members of the Board are also eligible to participate in the Company’s 1996 Non-Employee Directors Stock Option Plan (the “Directors Plan”) and, if approved by the stockholders at the 2005 Annual Meeting, will be eligible to participate in the 2005 Incentive Compensation Plan. The 1996 Plan provides for the granting of non-qualified stock options to directors who are not employees of the Company to enable the Company to attract and retain high quality non-employee directors. Options may be granted under the Directors Plan by the Company at such times as may be determined by the Board’s Compensation Committee. Currently, 20,000 options have been granted under the Directors Plan to Mr. Castrucci, 15,000 options to Dr. Levy and 15,000 options to Mr. Patterson who has assigned his options to the Blue Chip Capital Fund Limited Partnership as required by the terms of the fund’s partnership agreement. The Company also granted Mr. Castrucci an additional 5,000 options outside of the Directors Plan at the time he first agreed to serve as a director for the Company as further inducement for him to serve as a director. See Proposal 2 for a summary of the 2005 Incentive Compensation Plan.
      LanVision has provided liability insurance for its directors and officers since 1996. The current policies expire on April 26, 2005. The annual cost of this coverage is approximately $94,200. Upon expiration, the current policies will be renewed or replaced with at least equivalent coverage.

Communications with the Board of Directors
      Stockholders may communicate with the Board of Directors, including the management director, by sending a letter to LanVision Systems, Inc. Board of Directors, c/o The Corporate Secretary, 10200 Alliance Road, Suite 200, Cincinnati, OH 45242-4716. All communications directed to the Board of Directors will be transmitted promptly to all of the directors without any editing or screening by the Corporate Secretary.
Board of Directors Meetings and Committees
      The Board met eleven times during fiscal year 2004. Standing committees of the Board currently include an audit committee and a compensation committee.
      The Board does not have a nominating committee as the Board of Directors has determined that it is not necessary and would have no direct benefit, at this time, because of the small size of the Company. All nominees for election of directors at the 2005 Annual Meeting were nominated by the unanimous consent of the current Board, including all of the independent Directors. The Board is not considering, at this time, increasing the number of directors to the Board of Directors but may do so in the future.
      The Board does not have a formal policy for the consideration of Director candidates. The two nominees were identified for consideration by the current Board members, whose background and experience was reviewed by the Board. All of the Board members were knowledgeable of Mr. Phillips based on his previous work for the Company. Mr. VonderBrink was recommended by Mr. Castrucci who is knowledgeable of his past experience.
      In fiscal year 2004, all directors attended all meetings of the Board and all committee meetings of the committees on which such directors served during the period for which each such director has been a director, except: Mr. Lombardo who did not attend two meetings; Mr. Castrucci one meeting and Dr. Levy one meeting. Accordingly, all directors attended more than 75% of such meetings.
      The independent directors, Messrs. Patterson (Chairman), Castrucci, and Levy, are presently the members of the Audit Committee. The Audit Committee met separately as a committee four times during fiscal year 2004. The Audit Committee also met as part of the whole Board of Directors to review each of the Company’s quarterly and annual financial statements filed on Form 10-Q or Form 10-K, prior to the filing of those reports with the Securities and Exchange Commission and the Audit Committee Chairman separately discusses the Company’s financial reports with the auditors on a regular periodic basis. The Audit Committee’s functions include the engagement of the Company’s independent auditors, review of the results of the audit engagement and the Company’s financial results, review of the Company’s financial statements by the independent auditors and their opinion thereon, review of the auditors’ independence, review of the effectiveness of the Company’s internal controls and similar functions and approval of all auditing and non-auditing service performed by the independent auditors for the Company. The Board of Directors has determined that Mr. Castrucci is an audit committee financial expert for the Company and is independent as that term is currently defined in The Nasdaq Stock Market, Inc. Marketplace Rules.
      The independent directors, Messrs. Castrucci (Chairman), Patterson, and Levy, are presently the members of the Compensation Committee. The Compensation Committee met three times during fiscal year 2004. The Compensation Committee reviews the performance of and establishes the salaries and all other compensation of the Company’s executive officers. The Compensation Committee also administers the Company’s 1996 Employee Stock Option Plan, the Company’s 1996 Non-Employee Directors Stock Option Plan, and the Company’s 1996 Stock Purchase Plan and is responsible for recommending grants of stock options under such plans, subject to the approval of the Board.
      The independent directors of the Board periodically meet in executive session as part of regularly scheduled Board Meetings and no presiding director has been designated to conduct the “Executive Sessions”.
      The Audit Committee has established procedures through which confidential complaints may be made by employees, directly to the Chairman of the Audit Committee, regarding: illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct; disclosures in the Company’s Securities and Exchange Commission filings that are not accurate; violations of LanVision’s Code of Conduct and Ethics; or any other matters.
Code of Conduct and Ethics
      The Board of Directors has adopted the LanVision, Systems, Inc. Code of Conduct and Ethics which may be found on the Company’s website at www.lanvision.com.
PROPOSAL 2 — ADOPTION OF THE
2005 INCENTIVE COMPENSATION PLAN
The Board recommends a vote “FOR” proposal 2.
      On March 24, 2005, the Board of Directors approved, subject to stockholder approval, the 2005 Incentive Compensation Plan, and 1,000,000 shares of Common Stock were reserved for issuance thereunder. The 2005 Plan allows for the issuance of Stock Appreciation Rights, Restricted Stock and Options to Employees and non-employee Directors. If approved, the plan will replace the LanVision Systems, Inc. 1996 Employee Stock Option Plan and the LanVision Systems, Inc. 1996 Non-Employee Stock Option Plan, and no further awards will be made under those plans.
      The Company believes that equity is a key element in LanVision’s compensation package because equity awards encourage employee loyalty and align employee interests directly with those of LanVision stockholders.
      The Company believes that equity awards to non-employee Directors will help recruit and retain Directors and will help align the Director’s interests directly with those of LanVision stockholders.
      The proceeds received by LanVision upon exercise of the awards by participants in the 2005 Incentive Compensation Plan will be used for the general corporate purposes of LanVision.
      The following is a summary of the material terms and conditions of the 2005 Incentive Compensation Plan. The full text of the 2005 Incentive Compensation Plan is attached as Appendix A to this Proxy Statement.
      Administration. The Compensation Committee of the Board of Directors (the “Compensation Committee”) administers the 2005 Plan, which includes approving: the individual to receive awards; the type of awards to be granted; the terms and conditions of the awards, including the number of shares and exercise price of the awards; and the time when the awards become exercisable, will vest or the restrictions to which an award is subject will lapse. The Compensation Committee is composed of three or more directors who are “independent” under applicable Nasdaq Stock Market listing rules and will have at least two members who, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), qualify as “non-employee directors” and “outside directors,” respectively.
      The Compensation Committee has full authority to interpret the terms of the 2005 Plan and awards granted under the 2005 Plan, to adopt, amend and rescind rules and guidelines for the administration of the 2005 Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the 2005 Plan.
      Number of Shares. The 1,000,000 shares reserved under the 2005 Plan will be subject to adjustment in the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock. The Common Stock delivered to participants under the 2005 Plan may be either authorized but unissued shares of Common Stock or shares of Common Stock held by LanVision in its treasury.
      Awards made under the 2005 Plan will be in addition to the awards currently issued and outstanding pursuant to the Company’s other incentive compensation plans that have been previously approved by the Company’s stockholders.
      To the extent that shares of Common Stock subject to an outstanding award under the 2005 Plan are not issued by reason of forfeiture, termination, surrender, cancellation, or expiration while unexercised of such award, by reason of the tendering or withholding of shares to pay all or a portion of the exercise price or to satisfy all or a portion of the tax withholding obligations relating to the award, by reason of being settled in cash in lieu of shares or settled in a manner that some or all of the shares covered by the award are not issued to the participant, or being exchanged for a grant under the 2005 Plan that does not involve Common Stock, then such shares shall immediately again be available for issuance under the 2005 Plan. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the 2005 Plan maximum as it may deem appropriate.
      Of the shares authorized for issuance under the 2005 Plan, up to 100% may be issued with respect to incentive stock option awards.
      Shares of Common Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries shall not reduce the number of shares available to be issued under the Plan.
Equity Compensation Plan Information
      Securities authorized for issuance under equity compensation plans required by Item 201(d) of Regulation S-K, as of January 31, 2005 are as follows:

Number of securities
	Number of			remaining available
	securities to be			for future issuance
	issued upon		Weighted-average	under equity
	exercise of		exercise price of	compensation plans
	outstanding		outstanding	(excluding securities
	options, warrants		options, warrants	reflected in column
Plan category	and rights		and rights	(a))

	(a)		(b)	(c)
Equity compensation plans approved by security holders	536,942		$3.01	644,586	[2]
Equity compensation plans not approved by security holders	5,000	[1]	$14.50	—

Total[3]	541,942		$3.01	644,586

[1]	The Company granted a director 5,000 options outside of the 1996 Non-employee Directors Stock Option Plan at the time he first agreed to serve as a director for the Company as further inducement for him to serve as a director.

[2]	Includes 378,527 shares that can be issued under the 1996 Employee Stock Purchase Plan.

[3]	Excludes Warrants issued in connection with the 1998 Long-term debt to acquire 750,000 shares of Common Stock.
      Eligibility and Participation. Any employees, officer or director of the Company or any subsidiary or affiliate is eligible to receive an award under the 2005 Plan. As of January 31, 2005 there were approximately seventy employees and officers and three non-employee directors of the Company and its subsidiaries and affiliates. The selection of participants and the nature and size of the awards is subject to the discretion of the Compensation Committee.
      Type of Awards. Awards under the 2005 Plan may be in the form of Stock Appreciation Rights, Restricted Stock, Stock Options, or any combination thereof. However, only Employees may receive an Award of Incentive Stock Options.
      Stock Appreciation Rights. Stock Appreciation Rights represent the right, upon exercise, for the holder to be entitled to receive payment of an amount determined by multiplying: the difference between the Fair market value of a Share on the date of exercise over the price fixed by the Compensation Committee at the date of grant (which price will not be less that 100% of the Fair Market Value on the date of grant); by the number of Shares with respect to which the Stock Appreciation Right is exercised. All payments shall be made in Shares of Common Stock.
      Restricted Stock. Restricted stock is Common Stock that is subject to risk of forfeiture or other restrictions that will laps upon satisfaction of specified conditions.
      Options. Stock Options represent the right to purchase shares of Common Stock within a specified period of time at a specified price. The exercise price for a stock option will not be less than 100% of the fair market value.
      Termination of Employment or Service as a Director. Under the 2005 Plan, all previously unexercised awards terminate or are forfeited automatically upon termination of the participant’s service relationship with the Company, except for Options which will be cancelled and terminated if not exercised within a 90 day period immediately following termination of employment.
      Change in Control. In the event of a Change in Control all Awards granted under the 2005 Plan shall immediately vest 100%. A Change in Control includes: any Person becomes the Beneficial Owner , directly or indirectly, of 20% or more of the combined voting power of the Company’s then outstanding securities, unless arranged by, or consummated with, the prior approval of the Board of Directors; or during any period of two consecutive years (not including any period prior the Effective Date), individuals who at the beginning of such period constitute the Board and any new Director, whose election by the Board or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the Directors than still in office who were either Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or the consummation of the sale of all of the assets, merger or consolidation of the Company, or the stockholders approve a liquidation of the Company.
      Amendment, Modification, and Termination. If approved by the stockholders, the Plan will become effective as of the date of such approval and will remain in effect until all shares subject to the Plan have been purchased and/or acquired according to the provisions of the Plan, provided, however, that no award may be granted on or after the tenth anniversary of such date. The Board may terminate the 2005 Plan or any portion thereof at any time, and may amend modify the plan as the Board may deem advisable in order for any Award to conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interest of the Company. However, no such amendment shall, without stockholder approval, increase the number of Awards which may be issued under the 2005 Plan, expand the types of Awards available under the Plan, materially expand the class of persons eligible to participate in the Plan, delete or limit the provisions prohibiting the repricing of Options or reduce the price at which Shares may be offered under Options, or extend the termination date for making Awards under the Plan.
      The Compensation Committee may amend or modify any outstanding awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such award as so amended or modified, provided that no amendment or modification shall materially adversely alter or impair an outstanding award without the consent of the participant affected thereby.
      Federal Income Tax Consequences. The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the 2005 Plan. This discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment.
      Stock Appreciation Rights (“SAR”). No taxable income is recognized by a participant upon the grant of a SAR under the Plan. Upon the exercise of a SAR, the participant will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock received. Shares of Common Stock received upon the exercise of a SAR will, upon subsequent sale, be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR.
      The Company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes ordinary income upon exercise of the SAR.
      Restricted Stock Awards. A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the Fair Market Value of the Common Stock at the time the shares have been delivered and are no longer subject to forfeiture. Upon sale of the Restricted Shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. Alternatively, a recipient may elect under Section 83(b) of the Code within 30 days of the date of the grant of shares of Restricted Stock to be taxed currently as if the shares were unrestricted and could be sold immediately. Upon such an election, the recipient will have ordinary taxable income on the date of the grant equal to the Fair Market Value of the shares on such date notwithstanding the restrictions that exist with respect to such shares. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. If the recipient timely makes a Section 83(b) election, the holding period commences on the date of the grant and the tax basis will be equal to the Fair Market Value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Company is entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.
      Nonqualified Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise, the participant will realize ordinary income in an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price multiplied by the number of shares received pursuant to the exercise of such options. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant’s exercise of the option and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.
      The Company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the option.
      Incentive Stock Options. No taxable income is realized by the participant upon exercise of an incentive stock option granted under the plan, and if no disposition of those shares is made by such participant within two years after the date of grant or within one year after the transfer of those shares to the participant, then (a) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be taxed as a long-term capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.
      If the shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price, and (b) the Company will be entitled to deduct such amount. Any additional gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and may not be deducted by the Company.
      Plan Benefits. The future benefits or amounts that would be received under this 2005 Plan by Directors, executive officers and other employees are discretionary and therefore not determinable at this time.
      Vote Required. The proposal to approve and adopt the 2005 Plan as attached hereto as Appendix A will be submitted to the stockholders for adoption at the 2005 Annual Meeting. The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to approve and adopt the Plan. Abstentions from voting on this particular proposal are treated as votes against, while shares not voted by brokers on any matters presented to stockholders will have no effect on the adoption of this proposal. Such vote will also satisfy the stockholder approval requirements of Section 422 of the Code with respect to the grant of incentive stock options under the Plan. Proxies received by the Company and not revoked prior to or at the 2005 Annual Meeting will be voted “FOR” this proposal and the adoption of the Plan.
      The Board recommends a vote “FOR” the adoption of the 2005 Incentive Compensation Plan.

STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information, as of April 1, 2005, with respect to the beneficial ownership of Common Stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of Common Stock; (ii) each director and each nominee for director; (iii) each Named Executive Officer listed in the Summary Compensation Table; and (iv) all directors and current executive officers as a group.

	Shares
	Beneficially	Percent
Name and Address of Beneficial Owner	Owned[1]	of Class[2]

Blue Chip Capital Fund Limited Partnership[3]	761,000	8.36%
250 East 5th Street Cincinnati, Ohio 45202
The HillStreet Fund, L.P.[9]	750,000	7.63%
300 Main Street Cincinnati, Ohio 45202
Eric S. Lombardo	2,161,200	23.79%
7173 Royalgreen Drive Cincinnati, Ohio 45244
J. Brian Patsy	2,279,200	25.09%
10200 Alliance Road, Suite 200 Cincinnati, Ohio 45242-4716
George E. Castrucci[4]	35,000	*
Richard C. Levy, M.D.[5]	45,000	*
Z. David Patterson[3]	761,000	8.36%
Jonathan R. Phillips	—	—
Edward J. VonderBrink	—	—
William A. Geers[8]	75,333	*
Paul W. Bridge, Jr.[6]	147,381	1.61%
Donald E. Vick, Jr.[7]	50,059	*
All current directors and executive officers as a group (7 persons)	3,392,973	36.37%

*	Represents less than 1%.

[1]	Unless otherwise indicated below, each person listed has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. For purposes of this table, shares subject to stock options or warrants are considered to be beneficially owned if by their terms they may be exercised as of the date of mailing of this Proxy Statement or if they become exercisable within sixty days thereafter.

[2]	These percentages assume the exercise of certain currently exercisable stock options and warrants.

[3]	Mr. Z. David Patterson, a current Director of the Company, is also Executive Vice President of Blue Chip Venture Company, the general partner of Blue Chip Capital Fund Limited Partnership. Mr. Patterson may be deemed to be the beneficial owner of such shares and shares investment power with the other officers of Blue Chip Venture Company. The beneficial ownership includes 746,000 shares owned and 15,000 shares that are issuable upon exercise of currently exercisable options.

[4]	Includes 10,000 shares owned by Mr. Castrucci and 25,000 shares that are issuable upon the exercise of currently exercisable options.

[5]	Includes 30,000 shares owned by Dr. Levy and 15,000 shares that are issuable upon the exercise of currently exercisable options.

[6]	Includes 45,000 shares held in trust for the benefit of Mr. Bridge’s wife of which Mr. Bridge is a contingent beneficiary of the trust, 1,600 shares held in trust for the benefit of Mr. Bridge, 15,448 shares, which were acquired through participation in the 1996 Employee Stock Purchase Plan and are held of record by Mr. and

Mrs. Bridge as joint tenant in common with the right of survivorship, and 85,333 shares that are issuable upon the exercise of currently exercisable options. Mr. Bridge may be deemed to be the beneficial owner of all such shares and shares investment power with Mrs. Bridge with respect to 15,448 shares. Mr. Bridge was appointed an executive officer of the Company in January 2001. See “Executive Compensation — Employment Agreements.”

[7]	Includes 16,226 shares held of record by Mr. and Mrs. Vick as joint tenant in common with the right of survivorship, 5,000 shares held by Mr. Vick as custodian for his minor children, and 28,833 shares that are issuable upon the exercise of currently exercisable stock options. Mr. Vick may be deemed to be the beneficial owner of 16,226 and shares investment power with Mrs. Vick may be deemed to be the beneficial owner of the 5,000 shares as custodian and has investment power with respect to the 5,000 shares for which he is custodian. Mr. Vick was appointed an executive officer of the Company in February 2002. See “Executive Compensation — Employment Agreements.”

[8]	Includes 75,333 shares that are exercisable by Mr. Geers upon the exercise of currently exercisable options. Mr. Geers was appointed an executive officer of the Company in December 2004. See “Executive Compensation — Employment Agreements.”

[9]	Registrant, in 1998, issued a warrant to purchase 750,000 shares of Common Stock of the Company at $3.87 per share in connection with obtaining a $6,000,000 loan from HillStreet. The Loan has been repaid but the warrant remains outstanding and can be exercised at any time through July 16, 2008.

EXECUTIVE COMPENSATION
Summary of Cash and Certain Other Compensation
      The following table is a summary of certain information concerning the compensation earned during the last three fiscal years by the Company’s Chief Executive Officer and the Company’s three other current executive officers. Information is also shown regarding the Company’s former Executive Vice President who would have been required to be included in this table if he had still been serving as an executive officer as of the end of the Company’s most recently completed fiscal year. These individuals are collectively referred to herein as the “Named Executive Officers.”
Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation
					Stock Options	All Other
		Salary[1]	Bonus	Other[2]	Granted[3]	Compensation[4]
Name and Principal Position[10]	Year	($)	($)	($)	(#)	($)

J. Brian Patsy[5]	2004	225,000	—	—	—	—
Chairman of the Board, Chief	2003	225,000	—	—	—	—
Executive Officer and President	2002	175,875	25,000	—	—	—

Eric S. Lombardo[9]	2004	166,666	—	—	—	—
Former Executive Vice President	2003	200,000	—	—	—	—
and Corporate Secretary	2002	173,670	25,000	—	—	—

William A. Geers[6]	2004	170,775	15,000	—	20,000	—
Vice President Product Development and Chief Operating Officer

Paul W. Bridge, Jr.[7]	2004	148,005	—	—	—	—
Chief Financial Officer, Treasurer	2003	143,000	—	—	10,000	—
and Secretary	2002	130,000	27,010	—	—	—

Donald E. Vick, Jr.[8]	2004	86,940	9,375	—	—	—
Controller and Assistant Treasurer	2003	84,000	—	—	2,500	—
	2002	76,859	8,505	—	—	—

[1]	All amounts include amounts contributed by the officers to the Company’s 401(k) plan. There was no Company contribution to the plan in any years reported.

[2]	Does not include perquisites and other personal benefits, the aggregate amount of which with respect to each of the Named Executive Officers does not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for that year.

[3]	All amounts reflect the number of options to purchase Common Stock.

[4]	Term life insurance premiums were paid by the Company for the benefit of each Named Executive Officer, but only to the extent that the Company paid such premiums for all of its employees.

[5]	For additional information on Mr. Patsy see Nominees for Election as Directors.

[6]	Mr. Geers is 51 years old and was appointed an executive officer in December 2004; prior thereto he served as Vice President Product Development.

[7]	Mr. Bridge is 61 years old and was appointed an executive officer in January 2001; prior thereto he served as the Company Controller.

[8]	Mr. Vick is 41 years old and was appointed an executive officer in February 2002; prior thereto he served as the Company Assistant Controller.

[9]	Mr. Lombardo resigned effective December 8, 2004. Under the terms of the severance agreement with Mr. Lombardo he will be available through October 31, 2005 to provide consulting services to the Company, for which he will be paid the aggregate amount of $200,000 covering the period November 1, 2004 through October 31, 2005, an auto allowance in the amount of $550 per month through October 31, 2005. and further provide through October 31, 2006, at no cost to him, continued health care and dental care coverage under LanVision’s plans then in effect. In addition, $6,500 of legal expenses incurred by Mr. Lombardo in connection with the preparation, negotiation and execution of the severance agreement was paid to his legal counsel by the Company.

[10]	All officers serve at the pleasure of the Board of Directors and are appointed annually to their current positions.
Stock Options
      The following table sets forth information concerning the grant of stock options to each of the Named Executive Officers in fiscal year 2004.
Option Grants in Last Fiscal Year

Potential Realizable
Value at Assumed
Annual Rates of
Stock Price
	Number of					Appreciation for
	Shares		% of Total			Option Term[3]
	Underlying		Options Granted	Exercise or
	Options		In	Base Price	Expiration	5%	10%
Name	Granted		Fiscal Year[1]	($/sh)[2]	Date	($)	($)

J. Brian Patsy	—		—	—	—	—	—
Eric S. Lombardo	—		—	—	—	—	—
William A. Geers	20,000	[4]	67%	$2.61	12-16-14	28,779	70,885
Paul W. Bridge, Jr.	—		—	—	—	—	—
Donald E. Vick, Jr.	—		—	—	—	—	—

[1]	Stock options exercisable into 30,000 shares of Common Stock were granted to all employees and Non-employee Directors of the Company as a group during fiscal year 2004.

[2]	Options were granted at an exercise price equal to the fair market value per share at the date of grant.

[3]	Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of Common Stock, overall market conditions and the option holders’ continued employment through the vesting period. This table does not take into account any appreciation in the price of Common Stock from the date of grant to date. The closing price of Common Stock on January 31, 2005 was $3.07.

[4]	These options were granted on December 14, 2004, and vest as follows: 6,667 options on each of December 15, 2005 and 2006, and 6,666 options on December 15, 2007. All such options will expire on the earlier of ninety days after termination of employment or December 16, 2014.
      The following table sets forth information with respect to the Named Executive Officers concerning exercises of options during fiscal year 2004 and unexercised options held as of the end of fiscal year 2004.
Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

Number of
			Unexercised		Value of Unexercised
			Options		in-the-Money
	Shares		at Fiscal		Options at
	Acquired	Value	Year-End (#)		Fiscal Year-End ($)[1]
	on Exercise	Realized	Exercisable/		Exercisable/
	(#)	($)	Unexercisable		Unexercisable

J. Brian Patsy	—	—	—/	—	—/	—
William A. Geers			75,333/	26,667	66,773/	16,667
Paul W. Bridge, Jr.	—	—	85,333/	6,667	105,648/	7,467
Donald E. Vick, Jr.	—	—	28,833/	1,667	37,927/	1,867

[1]	The closing market price for one share of Common Stock on January 31, 2005, the end of fiscal year 2004, was $3.07.
Employment Agreements
      The Company has entered into an employment agreement with Mr. Patsy. The agreement covers the period February 1, 2005 through January 31, 2006, with provisions for automatic annual renewals and contains the provisions described below and other usual and customary provisions found in executive employment agreements. The agreement provides that he will serve as the Company’s President and/or Chief Executive Officer throughout the term of the agreement, his base salary will be $232,875, subject to annual adjustment at the discretion of the Compensation Committee. If his employment is terminated upon certain circumstances, he will receive severance equal to twelve months total compensation, including base compensation and bonus; he is eligible to receive a bonus to be covered by the executive bonus plan; he will be subject to a non-compete provision for a period of one year following termination of employment, which period may be extended for an additional year at the discretion of the Company upon payment of additional severance pay. In addition, the employment agreement provides that; in the event of a change of control the agreement will automatically be extended for one year from the date of the change in control, and in the event of termination by the Board without good cause, the employee terminates the employment agreement due to a material reduction in his duties or compensation or the employment agreement is terminated within one year after a change in control, the employee will be entitled to severance benefits equal to twelve months total compensation plus a bonus, and healthcare coverage, at no cost, for a period of two years. Such severance benefits are payable in a lump sum within three months after the termination date. The employment agreements will also provide that during the term of the agreement, and for a period of two years thereafter the employee will not compete with the Company in the healthcare information systems industry, including serving as an employee, officer, director, consultant, stockholder, or general partner of any entity other than the Company. In addition, Mr. Patsy will agree to assign to the Company all of his interest in any developments, discoveries, inventions, and certain other interests developed by him during the course of employment with the Company, and not to use or disclose any proprietary information of the Company at any time during or after the course of employment with the Company.
      The Company has entered into an employment agreement with Mr. Geers. The agreement covers the period February 1, 2005 through January 31, 2006, with provisions for automatic annual renewals and contains the provisions described below and other usual and customary provisions found in executive employment agreements. The agreement provides that he will serve as the Company’s Vice President Product Development and Chief Operating Officer throughout the term of the agreement, his base salary will be $190,000, subject to annual adjustment at the discretion of the Compensation Committee. If his employment is terminated upon certain circumstances, he will receive a lump sum severance payment equal to sixty percent times the then current annual salary (to include sixty percent of the then current compensation and sixty percent of the higher of the bonus paid during the prior fiscal year or earned in the then current fiscal year to date); he will be subject to a non-compete provision for a period of one year following termination of employment. In the event that, within twelve months of a change in control, his employment is terminated, he will receive a lump sum payment equal to sixty percent of his then current salary and all stock options granted shall immediately vest in full.
      The Company has entered into an employment agreement with Mr. Bridge. The agreement covers the period February 1, 2005 through January 31, 2006, with provisions for automatic annual renewals and contains the provisions described below and other usual and customary provisions found in executive employment agreements. The agreement provides that he will serve as the Company’s Chief Financial Officer throughout the term of the agreement, his base salary will be $163,005, subject to annual adjustment at the discretion of the Compensation Committee. If his employment is terminated upon certain circumstances, he will receive a lump sum severance payment equal to seventy-five percent times the then current annual salary (to include seventy-five percent of the then current compensation and seventy-five percent of the higher of the bonus paid during the prior fiscal year or earned in the then current fiscal year to date); he will be subject to a non-compete provision for a period of one year following termination of employment. In the event that, within twelve months of a change in control, his employment is terminated, he will receive a lump sum payment equal to seventy-five percent of his then current salary and all stock options granted shall immediately vest in full.
      Mr. Vick, upon his initial employment with the Company, entered into a standard employment agreement that all LanVision employees enter into. The agreement has no term and the Company, at will, upon 14 day’s prior written notice, can terminate employment. The agreement contains usual and customary provisions related to compensation, employee benefits, and nondisclosure of trade secrets, research and development, restrictions on employment by a competitor, solicitation of Company employees or customers and return of company property.
COMPENSATION COMMITTEE REPORT
      For fiscal year 2004, the Compensation Committee of the Board was at all times comprised entirely of non-employee independent directors. The Compensation Committee met three times during fiscal year 2004 and is charged with responsibility for reviewing the performance and establishing the compensation of the Company’s executive officers on an annual basis. The Compensation Committee also administers the Company’s 1996 Employee Stock Option Plan, the Company’s 1996 Non-Employee Directors Stock Option Plan, and the Company’s 1996 Stock Purchase Plan and is responsible for recommending grants of stock options under such plans, unless otherwise directed by the Board.
      The compensation plans provide for each executive officer: an annual salary, a performance-based annual bonus incentive, and a potential for discretionary bonuses, stock options in order to provide long-term incentives, and ensure that management’s long-term interests are aligned with those of other stockholders, and severance arrangements for certain executive officers as noted above. The goal of the committee with regard to compensation is to provide a structure that is competitive with other comparably sized technology companies. The compensation plan for Mr. Patsy, the Company’s Chief Executive Officer was virtually the same for fiscal year 2004 as 2003. On January 27, 2005 the Compensation Committee of the Board of Directors approved Amendment Number 1 to the Employment Agreement of Mr. Patsy to extend the agreement through January 31, 2006 and modify Section 11(D) to provide for certain severance payments if the Agreement is not renewed other than for good cause or upon Mr. Patsy’s death or disability. The compensation plans for Mr. Bridge and Mr. Vick were the same in 2004 as 2003, except for an increase in the base salary in fiscal year 2004 and a discretionary bonus to Mr. Vick in 2004.
      On December 8, 2004, Mr. Geers, upon his appointment as Chief Operating Officer, entered into an amendment to his then existing employment agreement with LanVision Systems, Inc. Under the terms of the amended agreement, Mr. Geers received a $15,000 bonus immediately upon assuming his new responsibilities and an increase in his salary to $190,000 during the period February 1, 2005 through January 31, 2006, and will be eligible to participate in the executive bonus plan and stock option plan, which are administered by the Compensation Committee.
      The fiscal year 2002 bonuses targets were based upon management’s ability to improve the Company’s results of operations. The fiscal year 2004 and 2003 bonus target was based upon management’s ability to achieve specific operating results. If the results of operations targets were achieved, then each Executive Officer would receive a specified percentage of a targeted bonus amount established by the Compensation Committee for each Executive Officer. If the target was exceeded, the bonus payable would be a multiple of the excess percent. If the target was not met, the bonus payable would be reduced by a multiple of the percent missed. In 2004 no bonuses were payable until 80% of the target results of operations were achieved. No Bonuses were earned in fiscal year 2004 and 2003 under these plans.
      On January 27, 2005, the Compensation Committee also adopted executive bonus arrangements for fiscal year 2005. These arrangements are not contained in a formal written plan, but a summary of the plan follows. The fiscal year 2005 Executive Bonus Plan is composed of two separate bonus components, both of which are considered part of the total targeted compensation for LanVision’s executives.
      The first component of the Plan provides for the payment of a target profit bonus based upon achieving 100% of LanVision’s targeted operating profit as established by the Compensation Committee. Participating executives will be entitled to payment of 100% of the target profit bonus if LanVision achieves 100% of the targeted operating profit. Executives may receive a reduced profit bonus, provided that LanVision’s actual operating profit is greater than 80% of the targeted operating profit. If the Company achieves 80% or less of the targeted operating profit no profit bonuses are earned under this component of the Plan. At greater than 80% but less than 100% of the targeted operating profit, the payments are reduced so that, for example, achieving 90% of the targeted operating profit would result in the payment of 50% of the target profit bonus. If LanVision exceeds 100% of the targeted operating profit, then the bonuses are increased by the percentage that the actual operating profit exceeds the target operating profit. For example, if LanVision achieves 130% of the targeted operating profit, then the bonuses earned would be 130% of the target profit bonuses. There is no upper limitation of the payment of the bonuses for this component that exceed the targeted operating profit amounts.
      The second component of the Plan provides for the payment of a target revenue bonus based upon achieving 100% of targeted revenues, excluding the sale of third party hardware and software. If less than 100% of the targeted revenues are achieved, then no revenue bonus will be earned under this component of the Plan. If 100% of the targeted revenues is achieved, then the target revenue bonuses associated with this portion of the Plan will be paid at 100%. If the targeted revenues are exceeded, than the revenue bonuses are increased by the percentage that the revenues exceed the target revenues. For example, if LanVision achieves 130% of the targeted revenues, then the bonuses earned would be 130% of the target revenue bonus. There is no upper limitation of the payment of the bonuses for this component that exceed the targeted revenue amounts.
      In 2002, the Compensation Committee engaged the firm of Towers Perrin to conduct an executive compensation and benefits review of appropriate salary ranges, as well as management incentive plan ranges, etc. Based, in part, on this review as well revenue and earnings results, the ability to achieve strategic business plans and goals, and evaluations of overall performance, the committee adjusted the total compensation including potential bonuses of the executive officers in 2004 and made additional adjustments, approximating a cost of living increase to some executives, in 2005 and 2006.
      The Compensation Committee believes that stock options and other equity awards can be an effective incentive to attract and retain Executive Officers and key employees of the Company and to encourage stock ownership by these persons so that they acquire or increase their proprietary interest in the success of the

Company. The Compensation Committee has not granted any options to Mr. Patsy in light of his existing substantial ownership in the Company.

The Compensation Committee

George E. Castrucci, Chairman
Richard C. Levy, M.D.
Z. David Patterson
Compensation Committee Interlocks and insider participation
      The following non-employee directors serve on the Compensation Committee: George E. Castrucci, Richard C. Levy, M.D. and Z. David Patterson. No member of the Compensation Committee is or was an officer or employee of the Company or the subsidiary of the Company. No director or Executive Officer of the Company serves on any board of directors or compensation committee that compensates any member of the Compensation Committee.
AUDIT COMMITTEE REPORT
      The Audit Committee, which operates under a Charter approved by the Board of Directors, oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements that are included in the Annual Report on Form 10-K with management, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
      The Committee is comprised of the three independent non-employee directors of the Company and held four meetings during fiscal year 2004. The Committee reviewed with Ernst & Young LLP, the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In particular, the Committee has discussed with Ernst & Young LLP those matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) and the required communications required by the Sarbanes-Oxley Act.
      Ernst & Young LLP also provided to the Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed the independent auditors’ independence with the auditors themselves.
      The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2005 as filed with the Securities and Exchange Commission. The Committee has selected Ernst & Young LLP as the Company’s independent auditors for fiscal year 2005.

      The Audit Committee approved and recommended to the Board of Directors the appointment of Ernst & Young LLP as auditors of LanVision’s Financial Statements for the fiscal year ended January 31, 2004. In addition, the Audit Committee preapproved the payment of up to $97,900 in audit fees for the above audit and an additional payment of up to $35,000 for tax fees that includes the preparation and review of various tax returns required to be filed by LanVision and $10,000 for consulting services relating to compliance with the Sarbanes-Oxley Act of 2002 and other miscellaneous tax consulting services. It is the policy of the Audit Committee to preapprove all services provided by Ernst & Young LLP. The Committee also concluded that Ernst & Young LLP’s provision of non-audit services, as described above, to LanVision is compatible with Ernst & Young LLP’s independence.

The Audit Committee

Z. David Patterson, Chairman
George E. Castrucci
Richard C. Levy, M.D.

STOCK PERFORMANCE GRAPH
      The graph below compares the cumulative total stockholder return on Common Stock with the cumulative total return on the Nasdaq US Total Return Index and on the Nasdaq Computer and Data Processing Services Stock Index for the period commencing January 31, 2000 and ending January 31, 2005, assuming an investment of $100 and the reinvestment of any dividends.
      The comparison in the graph below is based upon historical data and is not indicative of, nor intended to forecast the future performance of Common Stock.
LanVision Stock Performance

	1/31/001	1/31/011	1/31/021	1/31/031	1/31/041	1/31/051

LanVision Systems, Inc. Common Stock	$100.00	$72.48	$280.00	$233.60	$246.40	$245.60
Nasdaq US Total Return Index	$100.00	$70.19	$49.29	$33.96	$52.86	$52.95
Nasdaq Computer and Data Processing Services Stock Index	$100.00	$60.09	$41.63	$28.22	$39.03	$40.24

[1]	Assumes that $100.00 was invested on January 31, 2000 in Common Stock at the closing price of $1.25 per share and at the closing sales price of each index on that date and that all dividends were reinvested. No dividends have been declared on Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Pursuant to a stockholder agreement among the Company, Blue Chip Capital Fund Limited Partnership (“Blue Chip”), and Messrs. Patsy and Lombardo, executed in connection with Blue Chip’s purchase of its equity interest in the Company, the Company is obligated to nominate for election, as a director, a person designated by Blue Chip as long as Blue Chip beneficially owns at least 8% of the outstanding Common Stock. Blue Chip currently owns 8.21% of the outstanding Common Stock. Blue Chip has not designated a nominee for election as a director at the 2005 annual meeting. Mr. Patterson has advised LanVision that the fund, which currently owns

746,000 shares of common stock and 15,000 options to acquire additional shares of common stock, is scheduled to terminate October 1, 2005.
OTHER SECURITIES FILINGS
      The information contained in this Proxy Statement under the headings “Compensation Committee Report” “Audit Committee Report” and “Stock Performance Graph” is not, and should not be deemed to be, incorporated by reference into any filings of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate by reference other Securities and Exchange Commission filings made by the Company, in whole or in part, including this Proxy Statement.
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
      Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s officers and directors and persons who own more than 10% of Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely on its review of the copies of such forms received, the Company believes that with respect to the fiscal year ended January 31, 2005 all the Reporting Persons complied with all applicable filing requirements.
INDEPENDENT AUDITORS
      Ernst & Young LLP served as the independent auditors of the Company for the fiscal year ended January 31, 2005. At its meeting scheduled to follow the Annual Meeting, the Board expects to ratify Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 31, 2006. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.
      The following table sets forth the aggregate fees for the Company for the fiscal years 2004 and 2003 for audit and other services provided by LanVision’s accounting firm, Ernst & Young LLP.

	2004	2003

Audit Fees	$97,900	$90,700
Audit-Related Fees	10,000	5,000
Tax Fees	35,000	47,000
All Other Fees	—	—

Total Fees	$142,900	$142,700

      The Company has engaged Ernst & Young LLP to provide tax consulting and compliance services and consulting services regarding the internal control audit related requirements of the Sarbanes-Oxley Act, in addition to the audit of the financial statements. The Company’s Audit Committee has considered whether the provision of the tax services is compatible with maintaining the independence of Ernst & Young LLP. All fees paid to Ernst & Young LLP are preapproved by the Audit Committee of the Board of Directors.
OTHER BUSINESS
      The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. No stockholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement. As to any business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
ANNUAL REPORT ON FORM 10-K
      A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005, as filed with the Securities and Exchange Commission, will be mailed without charge to all stockholders upon request. Requests should be addressed to Investor Relations, LanVision Systems, Inc., 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242-4716. The Form 10-K includes certain exhibits. Copies of the exhibits will be provided only upon receipt of payment covering the Company’s reasonable expenses for such copies. The Form 10-K and exhibits may also be obtained from the Company’s web site, http://www.lanvision.com on the “Financial” page, or directly from the Securities and Exchange Commission web site, http://www.sec.gov/cgi-bin/srch-edgar.
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
      Stockholder proposals intended for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s 2006 annual meeting of stockholders must be received by the Company not later than December 28, 2005. Such proposals should be sent to the Corporate Secretary, LanVision Systems, Inc., 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242-4716. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission, including Rule 14a-8 of the Securities and Exchange Act of 1934. Any stockholder who intends to propose any other matter to be acted upon at the 2006 annual meeting of Stockholders must inform the Company no later than March 10, 2006. If notice is not provided by that date, the persons named in the Company’s proxy for the 2006 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2006 annual meeting.
      ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

By Order of the Board of Directors,

Paul W. Bridge, Jr.
Chief Financial Officer and Secretary
Cincinnati, Ohio
April 7, 2005

APPENDIX A
LANVISION SYSTEMS, INC.
2005 INCENTIVE COMPENSATION PLAN
(As adopted March 24, 2005, subject to shareholder approval)

Article 1. Establishment, Purpose, and Duration
      1.1. Establishment of the Plan. On March 24, 2005, the Board of Directors of LanVision Systems, Inc. (the “Company”) adopted, subject to the approval of stockholders, this incentive compensation plan known as the “LanVision Systems, Inc. 2005 Incentive Compensation Plan” (hereinafter referred to as the “Plan”), which permits the grant of short-term and long-term incentive and other stock awards. If approved by the stockholders, the Plan would replace the LanVision Systems, Inc. 1996 Employee Stock Option Plan and the LanVision Systems, Inc. 1996 Non-Employee Directors Stock Option Plan, and no further awards would be made under such plans.
      1.2. Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees and Directors of the Company and its Subsidiaries that will link their personal interests to the financial success of the Company and its Subsidiaries and to growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract, and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of their operations is largely dependent.
      1.3. Duration of the Plan. The Plan was approved by the Board on March 24, 2005, shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”), and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 13 herein, until all Shares subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date of the Plan.
Article 2. Definitions and Construction
      2.1. Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights or Restricted Stock.

(b) “Award Agreement” means the agreement or other writing (which may be framed as a plan or program) that sets forth the terms and conditions of each Award under the Plan, including any amendment or modification thereof.

(c) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(d) “Board” or “Board of Directors” means the Board of Directors of the Company.

(e) “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, or a corporation owned directly or indirectly by the common stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, unless arranged by, or consummated with, the prior approval of the Board of Directors; or

(ii) during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new Director, whose election by the Board or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the consummation of (1) the sale or disposition of all or substantially all the Company’s assets; or (2) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company.

However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed “part of a purchasing group...” for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than 5% of the voting securities of the purchasing company or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the continuing members of the Board who are not also Employees).

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means the LanVision Systems, Inc. Compensation Committee, or such other committee designated by the Board of Directors to administer this Plan. The Committee shall be appointed by the Board, shall consist of two or more outside, independent members of the Board, and in the judgment of the Board, shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 of the Securities Exchange Act of 1934 (or any successor rule), (ii) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (iii) any rules and regulations of the Nasdaq Stock Market (or such other stock exchange on which the Stock is traded). Any member of the Committee who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Committee. The Board may, at any time and in its complete discretion, remove any member of the Committee and may fill any vacancy in the Committee.

(h) “Company” means LanVision Systems, Inc., a Delaware corporation, or any successor thereto as provided in Article 15 herein.

(i) “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which an Award becomes taxable to such Participant.

(j) “Director” means a director of the Company or a Subsidiary.

(k) “Disability” means totally and permanently disabled as from time to time defined under the long-term disability plan of the Company or a Subsidiary applicable to Employee, or in the case where there is no applicable plan, permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor Section).

(l) “Effective Date” means the date this Plan is approved by the Company’s stockholders.

(m) “Employee” means an employee of the Company or any of its Subsidiaries, including an employee who is an officer or a Director.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o) As used in this Plan (unless a different method of calculation is required by applicable law) “Fair Market Value” on or as of any date shall mean (i) the closing price of the Stock as reported by the Nasdaq Stock Market (or, if the Stock is not listed for trading on the Nasdaq Stock Market, then on such other national exchange upon which the Stock is then listed) for such date, or if there are no sales on such date, on the next following business day on which there were sales, or (ii) in the event that the Stock is no longer listed for trading on a national exchange, an amount determined in accordance with standards adopted by the Committee.

(p) “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article 8 herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code (or any successor Section).

(q) “Nonqualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article 8 herein, which is not intended to be an Incentive Stock Option.

(r) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(s) “Participant” means an Employee or Director who has been granted an Award under the Plan.

(t) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted, during which the Participant is subject to a substantial risk of forfeiture, pursuant to Article 7 herein.

(u) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(v) “Plan” means this LanVision Systems, Inc. 2005 Incentive Compensation Plan, as herein described and as hereafter from time to time amended.

(w) “Predecessor Plan(s)” means the LanVision Systems, Inc. 1996 Employee Stock Option Plan, as from time to time amended, and/or the LanVision Systems, Inc. 1996 Non-Employee Directors Stock Option Plan, as from time to time amended, as the context so indicates.

(x) “Previously-Acquired Shares” means shares of Stock acquired by the Participant or any beneficiary of a Participant, which Shares have been held for a period of not less than six months, or such longer, or shorter period as the Committee may require or permit.

(y) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article 7 herein.

(z) “Stock” or “Shares” means the common stock without par value of the Company.

(aa) “Stock Appreciation Right” or “SAR” means an Award, granted to a Participant pursuant to Article 6 herein.

(bb) “Subsidiary” shall mean any corporation which is a subsidiary corporation of the Company, as that term is defined in Section 424(f) of the Code.

(cc) “Voting Stock” shall mean securities of any class or classes of stock of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors.
      2.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
      2.3. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
Article 3. Administration
      3.1. Authority of the Committee.

(a) The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have all powers vested in it by the term of the Plan, such powers to include the authority to:

(i) Select the persons to be granted Awards under the Plan;

(ii) Determine the terms, conditions, form and amount of Awards to be made to each person selected;

(iii) Determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made;

(iv) To establish objectives and conditions for earning Awards;

(v) To determine the terms of each Award Agreement and any amendments or modifications thereof (which shall not be inconsistent with the Plan); and

(vi) To determine the guidelines and/or procedures for the payment or exercise of Awards.
      Notwithstanding the foregoing, no action of the Committee (other than pursuant to Section 4.2 hereof) may, without the consent of the person or persons entitled to exercise any outstanding Option or Stock Appreciation Right, adversely affect the rights of such person or persons with respect to such Awards.
      3.2. Decisions Binding. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, its stockholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.
      3.3. Delegation of Certain Responsibilities. The Committee may, subject to the terms of the Plan and applicable law, appoint such agents as it deems necessary or advisable for the proper administration of the Plan under this Article 3; provided, however, that except as provided below the Committee may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan. The Committee may delegate to the Company’s Chief Executive Officer and/or to other officers of the Company its authority under this Article 3, provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to Employees who, at the time of such action, are (a) Covered Employees or (b) officers of the Company or its Subsidiaries who are subject to the reporting requirements of Section 16(a) of the Exchange Act. All authority delegated by the Committee under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.
      3.4. Procedures of the Committee. Except as may otherwise be provided in the charter or similar governing document applicable to the Committee, (a) all determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present; (b) a majority of the entire Committee shall constitute a quorum for the transaction of business; and (c) any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the Company’s Certificate of Incorporation, as amended from time to time, and Delaware law for their services as directors of the Company.
      3.5. Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by an authorized officer of the Company and, if required, by the Participant, and shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases. Notwithstanding any other provision of the Plan to the contrary, The Board of the Committee shall impose such conditions on any Award (including without limitation, the right of the Board or the Committee to limit the time of exercise to specific periods or the time and form of payment to certain key employees and participants) as may be required to satisfy the requirements of Section 409A of the Code.
      3.6. Rule 16b-3 Requirements. Not withstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the

Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act (“Rule 16b-3”).
Article 4. Stock Subject to the Plan
      4.1. Number of Shares.

(a) Subject to adjustment as provided in Section 4.2 herein, the aggregate number of Shares that may be delivered under this Plan at any time shall not exceed one million (1,000,000) Shares. Stock delivered under this Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. To the extent that Shares subject to an outstanding Award under this Plan are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration while unexercised of such award, by reason of the tendering or withholding of Shares (by either actual delivery or by attestation) to pay all or a portion of the purchase price or to satisfy all or a portion of the tax withholding obligations relating to an Award, by reason of being settled in cash in lieu of Stock or settled in a manner such that some or all of the Shares covered by the Award are not issued to a Participant, or being exchanged for a grant under this Plan that does not involve Stock, then such shares shall immediately again be available for issuance under this Plan. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.

(b) Shares of Stock issued in connection with the Predecessor Plans and/or awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of Shares available for issuance under this Plan.

(c) Subject to Section 4.2, the following limitations shall apply to awards under the Plan with respect to Awards of Incentive Stock Options, up to 1,000,000 Shares that may be issued under this Plan.
      4.2. Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, Stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Stock, such adjustment shall be made in the number and class of shares which may be delivered under the Plan, in the maximum number of Shares set forth in paragraph 4.1(c) above, and in the number and class of and/or price of shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this paragraph shall be made in such a manner so as not to constitute a modification within the meaning of Section 424(h)(3) of the Code.
Article 5. Eligibility and Participation
      5.1. Eligibility. Persons eligible to participate in the Plan include all Employees and Directors.
      5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select those Employees and Directors to whom Awards shall be granted and determine the nature and amount of each Award. No Employee or Director shall have any right to be granted a subsequent Award under the Plan if previously granted an Award.
Article 6. Stock Appreciation Rights
      6.1. Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Employees and/or Directors at any time and from time to time, at the discretion of the Committee. Subject to the immediately preceding sentence, the Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to SARs granted to any Participant.
      6.2. Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, which may include, but are not limited to, a corresponding proportional reduction in Options or other Awards granted in tandem with such SARs.

      6.3. Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the price fixed by the Committee at the date of grant (which price shall not be less than 100% of the Fair Market Value of a Share on the date of grant); by

(b) The number of Shares with respect to which the SAR is exercised.
      6.4. Form of Payment. Payment to a Participant of the amount due upon SAR exercise will be made in Shares having a Fair Market Value as of the date of exercise equal to the amount determined under Section 6.3.
      6.5. Duration of SAR. Each SAR shall expire at such time as the Committee shall determine in the Award Agreement, however, no SAR shall be exercisable later than the tenth (10th) anniversary of the date of its grant.
      6.6. Termination of Employment or Service. The disposition of SARs held by a Participant at the time of termination of employment or service as a Director shall be determined in accordance with Article 9 below.
      6.7. Nontransferability of SARs. Except as the Committee may permit, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.
Article 7. Restricted Stock
      7.1. Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock under the Plan to such Employees and/or Directors and in such amounts and on such terms and conditions as it shall determine.
      7.2. Transferability. Except as the Committee may permit, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Award Agreement, or upon earlier satisfaction of other conditions (which may include the attainment of performance goals) as specified by the Committee in its sole discretion and set forth in the Award Agreement, otherwise than by will or by the laws of descent and distribution. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.
      7.3. Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable and the Committee may legend certificates representing Restricted Stock or record stop transfer orders with respect to uncertificated Shares to give appropriate notice of such restrictions.
      7.4. End of Period of Restriction. Except as otherwise provided in this Article, after the last day of the Period of Restriction, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend or stop transfer order removed.
      7.5. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise specified in the applicable Award Agreement.
      7.6. Dividends and Other Distributions. Except as otherwise provided by the Committee, during the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

      7.7. Termination of Employment or Service. The disposition of Restricted Stock held by a Participant at the time of termination of employment or service as a Director shall be determined in accordance with Article 9 below.
Article 8. Options
      8.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and/or Directors at any time and from time to time as shall be determined by the Committee. The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to Options granted to any Participant. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NQSOs. However, only Employees may receive an Award of Incentive Stock Options.
      8.2. Option Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. Unless the Option Agreement shall specify that the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, the Option shall be a Nonqualified Stock Option whose grant is not intended to be subject to the provisions of Code Section 422.
      8.3. Option Price. The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such Stock on the date the Option is granted. Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once an Option is granted, the Committee shall have no authority to reduce the Option price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price without the approval of the Company’s stockholders, except pursuant to Section 4.2 of the Plan related to an adjustment in the number of Shares.
      8.4. Duration of Options. Each Option shall expire at such time as the Committee shall determine in the Award Agreement, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.
      8.5. Exercise of Options. To the extent exercisable and not expired, forfeited, cancelled or otherwise terminated, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants.
      8.6. Payment. To the extent exercisable and not expired or forfeited, cancelled or otherwise terminated, Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, including, but not limited to, delivery of a properly completed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the sale of the Shares subject to the Option exercise or to deliver loan proceeds from such broker to pay the exercise price and any withholding taxes due, (b) by delivery or deemed delivery through attestation of Previously-Acquired Shares having a Fair Market Value at the time of exercise equal to the total Option price, (c) by a combination of (a) or (b), (d) the exchange, in successive steps, of Shares to be received from the exercise of the Option, with the result that the Participant will receive from the exercise a net number of Shares represented by the difference between the total number of Shares with respect to which the Option is being exercised and that number of Shares the Fair Market Value (determined as of the Exercise Date) of which is equal to that portion of the price being paid by the delivery of Shares, or (e) such other methods as the Committee deems appropriate. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable after receipt of written notification and payment, the Company shall deliver to the Participant Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name.

      8.7. Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.
      8.8. Special Provisions Applicable to Incentive Stock Options. To the extent provided or required under Section 422 of the Code or regulations thereunder (or any successor Section or regulations) the Award of Incentive Stock Options shall be subject to the following:

(a) In the event that the aggregate Fair Market Value of the Stock (determined at the time the Options are granted) subject to ISOs held by a Participant that first becomes exercisable during any calendar year exceeds $100,000 then the portion of such ISOs equal to such excess shall be NQSOs;

(b) An Incentive Stock Option granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an exercise price which is at least 110% of the Fair Market Value of the Stock subject to the Option; and

(c) No ISO granted to an Employee who, at the time of grant, has (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall be exercisable later than the fifth (5th) anniversary date of its grant.
      8.9. Termination of Employment or Service. The disposition of Options held by a Participant at the time of termination of employment or service as a Director shall be determined in accordance with Article 9 below.
      8.10. Nontransferability of Options. Except as the Committee may permit, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. The Committee may impose additional restrictions on transferability, and establish such operational procedures regarding transferability, as it may deem appropriate, necessary, or advisable.
Article 9. Termination of Employment or Service as a Director
      9.1. Termination of Employment or Service Other Than Due to Death or Disability. Subject to Section 9.4 below, if the employment or service of a Participant shall terminate for any reason other than death or Disability:

(a) Each SAR shall be immediately cancelled and terminated;

(b) Any shares of Restricted Stock, still subject to restrictions as of the date of such termination, shall automatically be forfeited and returned to the Company or cancelled, as applicable; and

(c) Each Option shall be cancelled and terminated if not exercised within the 90 day period immediately following the date of termination of employment.
      9.2. Termination Due to Death or Disability. Subject to Section 9.3 below, in the event the employment or service of a Participant is terminated by reason of death or Disability:

(a) Each SAR and Option held by the Participant (whether or not exercisable prior to the date of termination) may be exercised on or before the earlier of the expiration date of the SAR or Option or within the applicable period provided by the Code for termination due to death or permanent disability; and

(b) Any remaining Period of Restriction applicable to Restricted Stock Units pursuant to Section 7.2 herein shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable.
      9.3. Effect of Termination of Employment or Service. The disposition of each Award held by a Participant in the event of termination of employment or service as a Director shall be as determined by the Committee and set forth in the applicable Award Agreement and any amendment or modification thereof, which disposition may differ from the provisions of Sections 9.1 and 9.2 above. To the extent the applicable Award Agreement or an amendment or modification thereof does not expressly provide for such disposition, the disposition of the Award shall be determined in accordance with Sections 9.1 and 9.2.
Article 10. Beneficiary Designation
      Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
Article 11. Rights of Participants
      11.1. Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or service as a Director at any time, nor confer upon any Participant any right to continue in the employ or to serve as a Director of the Company or any of its Subsidiaries.
      11.2. Participation. No Employee or Director shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.
      11.3. No Implied Rights. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.
      11.4. No Right to Company Assets. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company or the applicable subsidiary. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or any of its Subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Company or any of its Subsidiaries that the assets of the Company or the applicable subsidiary shall be sufficient to pay any benefit to any person.
      11.5. Rights as Shareholder; Fractional Shares. Except as otherwise provided under the Plan, a Participant or Beneficiary shall have no rights as a holder of Shares with respect to Awards hereunder, unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Fractional Shares shall not be issued or transferred under an Award, but the Committee may authorize payment of cash in lieu of a fraction, or round the fraction down. To the extent the Stock is uncertificated, references in this Plan to certificates shall be deemed to include references to any book-entry evidencing such Shares.
      11.6. Other Restrictions and Limitations. The Committee may impose such restrictions and limitations on any Awards granted pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal or state securities laws, Share ownership or holding period requirements, or requirements to enter into or to comply with confidentiality, non-competition and/or other restrictive or similar covenants, and may legend the certificates issued in connection with an Award to give appropriate notice of any such restrictions.

Article 12. Change in Control
      Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change in Control all Awards granted under this Plan shall immediately vest 100% in each Participant, including Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights and Restricted Stock.
Article 13. Amendment, Modification, and Termination
      13.1. Amendment, Modification and Termination of Plan. The Board may terminate the Plan or any portion thereof at any time, and may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment or modification shall, without stockholder approval, (i) except as provided in Section 4.2, increase the number of shares of Stock which may be issued under the Plan, (ii) expand the types of Awards available to Participants under the Plan, (iii) materially expand the class of persons eligible to participate in the Plan; (iv) delete or limit the provisions in Section 8.3 prohibiting the repricing of Options or reduce the price at which Shares may be offered under Options; or (v) extend the termination date for making Awards under the Plan. In addition, the Plan shall not be amended without approval of such amendment by the Company’s stockholders if such amendment is required under (1) the rules and regulations of the Nasdaq Stock Market or an other national exchange on which the Stock is then listed, or (2) other applicable law, rules or regulations.
      13.2. Amendment or Modification of Awards. The Committee may amend or modify any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including without limitation, to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid.
      13.3. Effect on Outstanding Awards. No such amendment, modification or termination of the Plan pursuant to Section 13.1 above, or amendment or modification of an Award pursuant to Section 13.2 above, shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.
Article 14. Withholding
      14.1. Tax Withholding. The Company and any of its Subsidiaries shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Subsidiaries, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.
      14.2. Stock Delivery or Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum (or such greater amount as the Committee may permit) statutory total tax which would be imposed on the transaction; provided, however, that in the event a deferral election is in effect with respect to the shares deliverable upon exercise of an Option, then the Participant may only elect to have such withholding made from the Stock tendered to exercise such Option. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. Stock withholding elections made by Participants who are subject to the short-swing profit restrictions of Section 16 of the Exchange Act must comply with the additional restrictions of Section 16 and Rule 16b-3 in making their elections.

Article 15. Successors
      All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 16. Requirements of Law
      16.1. Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
      16.2. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

LanVision Systems, Inc.
10200 Alliance Road, Suite 200	This Proxy is solicited on behalf of
Cincinnati, Ohio 45242-4716	the Board of Directors of the Company

PROXY

     The undersigned hereby appoints J. Brian Patsy and Richard C. Levy, M.D. and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of the Common Stock of LanVision Systems, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on May 25, 2005, at 9:30 a.m., and at any adjournment thereof.

1.	ELECTION OF DIRECTORS: J. BRIAN PATSY, JONATHAN R. PHILLIPS, RICHARD C. LEVY, M.D. AND EDWARD J. VONDERBRINK.

☐ FOR all nominees listed above (except as marked below)              ☐ WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.)

2.	To approve the 2005 Incentive Compensation Plan

        ☐ FOR the approval of the 2005 Incentive Compensation Plan        ☐ AGAINST the approval of the 2005 Incentive Compensation Plan

        ☐ ABSTAIN from voting on the 2005 Incentive Compensation Plan

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1 and FOR Proposal 2.

(continued on other side)

     The undersigned acknowledges having received from LanVision Systems, Inc., prior to the execution of this Proxy, a Notice of Annual Meeting, a Proxy Statement, and an Annual Report.

     Please sign exactly as your name appears below. When shares are held as joint tenants, each holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ___________________________________________, 2005

[STOCKHOLDER NAME AND ADDRESS]	[STOCKHOLDER NAME AND NUMBER OF SHARES]

(Signature)

(Signature if held jointly)

Please mark, sign, date, and return the Proxy promptly using the enclosed envelope.

REVOCABLE PROXY